UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

Prevail Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38939	82-2129632
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, Suite 1520
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 336-9310

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 14, 2020, Prevail Therapeutics Inc., a Delaware corporation (“Prevail Therapeutics” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Parent’s wholly-owned subsidiary, Tyto Acquisition Corporation, a Delaware corporation (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company in exchange for (a) $22.50 per Share, net to the seller in cash, without interest and less any applicable tax withholding (the “Closing Amount”), plus (b) one non-tradable contingent value right (each a “CVR”), which represents the contractual right to receive a contingent payment of up to $4.00 per share, net to the seller in cash, without interest and less any applicable tax withholding, which amount (or such lesser amount as determined in accordance with the terms and conditions of the contingent value rights agreement to be entered into with a rights agent mutually agreeable to Parent and the Company) will become payable, if at all, if a specified milestone is achieved prior to December 1, 2028 (the “Offer Price”). If certain conditions are satisfied and the Offer closes, Parent would acquire any remaining shares by a merger of Purchaser with and into the Company (the “Merger”).

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company as provided in the Merger Agreement, with the Company being the surviving corporation. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a shareholder vote promptly following consummation of the Offer. At the effective time of the Merger (the “Effective Time”), each Share, including each Share that is subject to vesting or forfeiture restrictions granted pursuant to a Company equity incentive plan, program or arrangement (“Company Restricted Stock”) (other than (i) Shares in treasury or owned by the Company and each Share owned by Parent, Purchaser or any direct or indirect wholly-owned subsidiary of Parent or Purchaser or (ii) Shares that are held by stockholders who properly demand appraisal for such Shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Offer Price from Purchaser (the “Merger Consideration”).

The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, together with the number Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly owned subsidiaries) would represent a majority of the Shares outstanding as of immediately following the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions. Consummation of the Offer is not subject to a financing condition.

The Merger Agreement provides that at the Effective Time all outstanding options to purchase Shares granted under a Company equity incentive plan, program or arrangement (each such option, a “Company Stock Option”), that is outstanding immediately prior to the Effective Time and that has an exercise price per Share that is less than the Closing Amount, whether or not vested, will be cancelled and converted into the right to receive (without interest) (x) an amount in cash (less applicable withholding of taxes required by applicable law) equal to the product of (A) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Closing Amount over the applicable exercise price per Share under such Company Stock Option and (y) one (1) CVR for each Share subject to such Company Stock Option immediately prior to the Effective Time (without regard to vesting) (the “Option Consideration”).

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals for a strategic transaction involving the Company. Parent and Purchaser have agreed to use reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $30,000,000 million. The Company must pay Parent the $30,000,000 million termination fee in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the board of directors of the Company (the “Company Board”) or if the Company terminates the Merger Agreement to enter into an agreement with respect to a proposal from a third party that is a superior alternative to Parent’s, in each case, as is more particularly described in the Merger Agreement. The Company must also pay Parent the termination fee if the Merger Agreement is terminated in certain circumstances, a third party has made another acquisition proposal to the Company prior to the termination of the Merger Agreement, within twelve (12) months following such termination, the Company enters into an agreement for a business combination transaction and certain other conditions are satisfied. The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, declared advisable and adopted the Merger Agreement and (iii) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Purchaser and Parent and are subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Tender and Support Agreements

On December 14, 2020, in connection with the execution and delivery of the Merger Agreement, Asa Abeliovich, M.D., Ph.D., and stockholders affiliated with Pontifax and Orbimed Private Investments (collectively, the “Support Stockholders”), solely in their respective capacities as stockholders of the Company, each entered into a tender and support agreement (collectively, the “Tender and Support Agreements”) with Parent and Purchaser. The Supporting Stockholders collectively directly or indirectly own approximately 51% of the outstanding Shares as of December 14, 2020.

Each Tender and Support Agreement provides that the applicable Support Stockholder will tender all of the Shares held by such Support Stockholder (the “Subject Shares”) in the Offer. Each Tender and Support Agreement also provides that, in connection with any meeting of stockholders of the Company, or any action by written consent, the applicable Support Stockholder will (i) appear at such meeting or otherwise cause all Subject Shares to be counted as present at the meeting for purposes of determining a quorum and (ii) be present (in person or by proxy) and vote or cause to be voted, or deliver or cause to be delivered a written consent with respect to all of the Subject Shares, (x) against any inquiry, offer or proposal made or renewed by anyone (other than Parent or Purchaser) relating to the direct or indirect acquisition or purchase of, or that is structured to permit such person to acquire beneficial ownership of, 20% or more of the total voting power of any class of equity securities of the Company (or the resulting direct or indirect parent entity of the Company or other surviving entity in such transaction) or 20% or more of the total assets of the Company, (y) against any change in membership of the Company Board that is not recommended or approved by the Company Board, and (z) against any action, agreement or transaction involving the Company that would reasonably be expected to, impede, interfere with, delay, postpone, adversely affect, or prevent the consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement. The Tender and Support Agreements will terminate automatically upon the first to occur of the valid termination of the Merger Agreement, the consummation of the Merger or any amendment or change to the Merger Agreement or the Offer without the Supporting Stockholders’ consent that decreases the amount, or changes the form or terms, of consideration payable to all stockholders of the Company pursuant to the terms of the Merger Agreement. The Tender and Support Agreements also provide that upon a change in the Company’s board’s recommendation in favor of the transaction that does not result in a termination of the Merger Agreement, the aggregate shares subject to the Tender and Support Agreements will be reduced to approximately 35% of the outstanding shares in the aggregate. The foregoing description of the Tender and Support Agreements is qualified in in all respects by reference to the full copies of the agreements, which are attached as Exhibits 2.2, 2.3 and 2.4 hereto and incorporated by reference herein.

Contingent Value Right Agreement

At or prior to the Offer Acceptance Time, a rights agent mutually agreeable to Parent and the Company will enter into a Contingent Value Rights Agreement governing the terms of the CVRs (the “CVR Agreement”). Each holder of Shares, including shares of Restricted Stock, will be entitled to one CVR for each Share outstanding (i) that the Purchaser accepts for payment from such holder pursuant to the Offer or (ii) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Offer Price pursuant to the Merger Agreement. Each holder of Company Stock Options will be entitled to one CVR for each Share subject to such Company Stock Options that is outstanding immediately prior to the Effective Time, and that has an exercise price per Share that is less than the Closing Amount, whether or not vested. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or Company or any of their affiliates.

Each CVR represents a non-tradable contractual contingent right to receive a cash payment of up to $4.00, without interest and less any applicable tax withholding (the “Milestone Payment”). The Milestone Payment is payable (subject to certain terms and conditions) upon the receipt by Parent or any of its affiliates, licensees or rights transferees prior to December 1, 2028, of all regulatory approvals required to initiate the marketing and sale of any of the Company’s gene therapy product being researched or developed by the Company as of the Effective Time pursuant to any of the programs known by the Company as of immediately prior to the Effective Date as PR001, PR004, PR006, PR005, PR008, PR009, PR010, PR011, PR012 or PR014, including any form or formulation, and any improvement or enhancement, of such product, in any of the United States, United Kingdom, Germany, France, Spain, Italy or Japan (the “Milestone”). If the Milestone is achieved prior to December 31, 2024, the Milestone Payment will be $4.00. If the Milestone is achieved from and after January 1, 2025, the Milestone Payment will be reduced by 1/48th per month (or approximately 8.3 cents per month) until December 1, 2028 (at which point the CVR will expire, and no amount will be payable thereunder).

There can be no assurance that the Milestone will be achieved on or prior to December 1, 2028, the expiration date of the CVR Agreement, and that the resulting payment will be required of Parent with respect to the Milestone.

The foregoing description of the CVR Agreement is qualified in in all respects by reference to the full text of the form of the agreement, a copy of which is attached as Exhibit 2.5 hereto and incorporated by reference herein.

Additional Information

Item 8.01 Other Events.

On December 15, 2020, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

*****

Additional Information and Where to Find It

The tender offer for Prevail Therapeutics Inc.’s (“Prevail Therapeutics”) outstanding common stock described in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Prevail Therapeutics common stock. A solicitation and an offer to buy shares of Prevail Therapeutics will be made only pursuant to an offer to purchase and related materials that Eli Lilly and Company (“Eli Lilly”) intends to file with the U.S. Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, Eli Lilly will file a Tender Offer Statement on Schedule TO with the SEC, and following the commencement, Prevail Therapeutics will file a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Those materials will be made available to Prevail Therapeutics’ stockholders at no expense to them by the information agent for the tender offer, which will be announced. In addition, those materials and all other documents filed by Eli Lilly or caused to be filed by with the

SEC will be available at no charge on the SEC’s website at www.sec.gov. PREVAIL THERAPEUTICS’ STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT, AS MAY BE AMENDED FROM TIME TO TIME, AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Prevail Therapeutics files annual, quarterly and current reports, proxy statements and other information with the SEC. Prevail Therapeutics’ filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Prevail Therapeutics at www.prevailtherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Prevail Therapeutics and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the business combination, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for Prevail Therapeutics’ business; the commercial success of Prevail Therapeutics’ products; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Prevail Therapeutics’ stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the transaction (or the announcement thereof) on relationships with associates, customers, other business partners or governmental entities; transaction costs; the risk that the Merger will divert management’s attention from Prevail Therapeutics’ ongoing business operations; changes in Prevail Therapeutics’ businesses during the period between now and the closing; risks associated with litigation; and other risks and uncertainties detailed from time to time in documents filed with the SEC by Prevail Therapeutics, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Prevail Therapeutics. All forward-looking statements are based on information currently available to Prevail Therapeutics, and Prevail Therapeutics assumes no obligation to update any forward-looking statements.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 14, 2020, by and among Prevail Therapeutics Inc., Eli Lilly and Company and Tyto Acquisition Corporation (pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger).

2.2	Tender and Support Agreement, dated December 14, 2020, by and among Eli Lilly and Company, Tyto Acquisition Corporation, OrbiMed Private Investments VI, LP.

2.3	Tender and Support Agreement, dated December 14, 2020, by and among Eli Lilly and Company, Tyto Acquisition Corporation, Pontifax (Cayman) V L.P., Pontifax (China) V L.P., Pontifax (Israel) V L.P. and Pontifax Late Stage Fund L.P.

2.4	Tender and Support Agreement, dated December 14, 2020, by and among Eli Lilly and Company, Tyto Acquisition Corporation and Asa Abeliovich, M.D., Ph.D.

2.5	Form of Contingent Value Right Agreement, by and among Eli Lilly and Company, Tyto Acquisition Corporation and a rights agent mutually agreeable to Eli Lilly and Company and Prevail Therapeutics Inc.

99.1	Joint Press Release, dated December 15, 2020, issued by Prevail Therapeutics Inc. and Eli Lilly and Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prevail Therapeutics Inc.

By:	/s/ Brett Kaplan
Brett Kaplan, M.D.
Chief Financial Officer

Dated: December 15, 2020